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                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF ROXIO, INC.
                                   APRIL 2001


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
                                     STATE OR JURISDICTION             NAME UNDER WHICH
NAME                                   OF INCORPORATION             BUSINESS IS CONDUCTED
----                              ---------------------------   ------------------------------
Wild File, Inc.                   Delaware                      Wild File, Inc.
Roxio International B.V.          Maastricht, The Netherlands   Roxio International B.V.
Roxio CI Ltd                      Cayman Islands                Roxio CI Ltd
Roxio Co. KG                      Germany                       Roxio Co. KG
Roxio Japan Inc.                  Japan                         Roxio Japan Inc.
Roxio ApS                         Denmark                       Roxio ApS
CG1Verwaltungsgesellschaft mbH    Germany                       CG1Verwaltungsgesellschaft mbH